Amendment No. 3 to Stockholders' Agreement

      Amendment No. 3 dated as of March 31, 1998, to the Stockholders' Agreement, dated as of March 4, 1997 (the "Stockholders' Agreement"), by and among Packard BioScience Company, a Delaware corporation ("Packard"), the Management Stockholders listed in Schedule 1 thereto, the Non-Management Stockholders listed in Schedule 2 thereto, Merrill Lynch KECALP L.P. 1994, KECALP Inc. and Stonington Capital Appreciation 1994 Fund, L.P.

      WHEREAS, pursuant to, and in accordance with, Section 6.4 of the Stockholders' Agreement, the parties hereto wish to amend the Stockholders' Agreement on the terms contained herein.

      WHEREAS, pursuant to Section 6.4 of the Stockholders' Agreement only the consent of Packard is required to add parties who become holders of stock, options or other securities of Packard;

      WHEREAS, pursuant to the Stock Purchase Agreement by and between Packard and Richard A. Carl, an individual resident of Rancho Palos Verdes, dated March 31, 1998, Richard A. Carl is the holder of 81, 662 shares of Packard common stock; and

      WHEREAS, pursuant to the Agreement and Release by and among Packard, Carl Creative Systems, Inc., a California corporation, and Daniel B. Roark, an individual resident of Redmond, Washington, dated March 31, 1998, Daniel B. Roark is the holder of 27,221 shares of Packard common stock.

      NOW THEREFORE, the parties hereto agree as follows:

      1. Amendments. The Stockholders' Agreement is hereby amended as follows:

            Richard A. Carl and Daniel B. Roark shall be added to Schedule 1 to the Stockholders' Agreement as Management Stockholders.

      2. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the application of principles of conflicts law.

      3. Reaffirmation. In all respect not inconsistent with the terms and provisions of this Amendment No. 3, the Stockholders' Agreement shall continue to be in full force and effect in accordance with the terms and conditions thereof, and is hereby ratified, adopted, approved and confirmed. From and after the date hereof, each reference to the Stockholders' Agreement in any other instrument or document shall be deemed a reference to the Stockholders' Agreement as amended hereby, unless the context otherwise requires.

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      4. No Waiver. None of the execution, delivery or performance of this
Amendment No. 3 shall operate as waiver of any condition, power, remedy or right exercisable in accordance with the Stockholders' Agreement, or constitute a waiver of any provision of the Stockholders' Agreement, except as expressly provided herein.

      IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment No. 3 as of the date first above written.

                                    PACKARD BIOSCIENCE COMPANY

                                    By: /s/ Richard T. McKernan
                                        ----------------------------------------
                                    Name:  Richard T. McKernan
                                    Title: Senior Vice President